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                             SECURITIES AND EXCHANGE

                                   COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 10, 1996

                          COLLINS & AIKMAN CORPORATION

             (Exact name of registrant as specified in its charter)

         Delaware                        1-10218              13-3489233
(State or other jurisdiction     (Commission File Number)   (IRS Employer
     of incorporation)                                    Identification No.)

                              701 McCullough Drive
                         Charlotte, North Carolina 28262
               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (704) 547- 8500


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     JPS Automotive Acquisition

     (a) On December 11, 1996, Collins & Aikman Products Co., a wholly owned subsidiary of Collins & Aikman Corporation (the "Company"), acquired JPS Automotive L.P. ("JPS Automotive") from Foamex International, Inc. ("Foamex") pursuant to an Equity Purchase Agreement dated August 28, 1996, as amended December 11, 1996 (the "JPS Automotive Acquisition"). JPS Automotive provides automotive carpet systems to both domestic and non-U.S. automotive manufacturers in North America. The purchase price for the JPS Automotive Acquisition was an aggregate of approximately $220 million (subject to post-closing adjustment), consisting of approximately $194 million of indebtedness of JPS Automotive and $26 million in cash to Foamex. The Company also purchased a minority interest in a JPS Automotive subsidiary for a purchase price of $10 million.

     The cash portion of the purchase price of the JPS Automotive Acquisition and the approximately $14 million of indebtedness of JPS Automotive that was repaid at the time of closing were funded through the Company's existing revolving facility with a syndicate of banks arranged by The Chase Manhattan Bank (the "Revolver"). The Revolver has an aggregate principal amount of $250 million and matures July 13, 2001.

     The consideration paid in the JPS Automotive Acquisition was determined through arms-length negotiations between the Company and Foamex.

     The indebtedness of JPS Automotive includes approximately $180 million of indebtedness related to JPS Automotive's 11-1/8% Senior Notes due 2001 (the "JPS Automotive Senior Notes")(approximately $64.5 million of which was effectively contributed to JPS Automotive by the Company on December 11, 1996). As a result of the JPS Automotive Acquisition, holders of the JPS Automotive Senior Notes have the right to put their notes to JPS Automotive at a price of 101% of their principal amount plus accrued interest. The Company entered into a $200 million delayed draw term loan with a syndicate of banks arranged by The Chase Manhattan Bank, the proceeds of which will be available to allow the Company or a subsidiary to finance the purchase of any JPS Automotive Senior Notes that are put to JPS Automotive as a result of the JPS Automotive Acquisition or otherwise acquire JPS Automotive Senior Notes.

     (b) JPS Automotive provides automotive carpet systems to both domestic and non-U.S. automotive manufacturers in North America. JPS Automotive is based in Greenville, South Carolina and has six manufacturing, distribution and sales facilities in South Carolina, North Carolina and Michigan, as well as a joint venture in Mexico. The Company intends for JPS Automotive to continue in its current line of production and has no plans at this time to devote JPS Automotive's assets to any other purpose.

     Perstorp Acquisition

     (a) On December 11, 1996, the Company acquired Perstorp AB's automotive supply and related operations in North America, the United Kingdom and Spain (the "Perstorp Acquisition") for a purchase price of $108 million, subject to post-closing adjustment. The Perstorp Acquisition was made pursuant to an Acquisition Agreement between Collins & Aikman Products Co. and Perstorp A.B. dated as of December 11, 1996.

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     The consideration paid in the Perstorp Acquisition was determined through arms-length negotiations between the Company and Perstorp A.B. The purchase price for the Perstorp Acquisition was financed with funds from the Company's existing Revolver described above.

     In addition, the Company and Perstorp A.B. entered into a joint venture relating to Perstorp's automotive components supply facilities in Sweden, Belgium and France. See "Item 5. Other Events".

     (b) In the Perstorp Acquisition, the Company acquired direct ownership of three Perstorp Components facilities in the United States, two in Canada, one in Mexico, three in the United Kingdom and one in Spain. The Company intends for these facilities to continue in their current line of production and has no plans at this time to devote their assets to any other purpose.

     ITEM 5. OTHER EVENTS

     Agreement to Sell Floorcovering Business

     On December 10, 1996, the Company entered into a definitive agreement to sell its floorcoverings business to an entity sponsored by Quad-C, Inc., a Virginia merchant banking firm, and Paribas Principal Inc., the U.S. private equity unit of Groupe Paribas. The purchase price, including a payment for the use of certain trade names in the floorcoverings business, is $197 million, subject to adjustment. The acquisition, which is subject to a number of customary conditions to closing, is expected to close in February 1997.

     Perstorp Joint Venture Agreement

     On December 11, 1996, Perstorp A.B. and the Company entered into a joint venture agreement relating to Perstorp's automotive components supply facilities in Sweden, Belgium and France which closed December 17, 1996. Pursuant to the joint venture, each of the Company and Perstorp will invest $7.5 million in cash and have a 49.9% interest in the joint venture, which will be managed by the Company. The joint venture will purchase the Perstorp components business in Sweden, Belgium and France for $67 million, comprised of the $15 million equity investment and approximately $52 million of indebtedness. The indebtedness will initially be held by Perstorp but is expected to be refinanced with new bank debt, which Perstorp is expected to arrange. The Company will have no liability for the new bank financing. The joint venture agreement includes an option for the Company to purchase Perstorp A.B.'s equity interest in the joint venture at a predetermined multiple of future cash flow for a period of three years, after which Perstorp will have a two-year purchase right if the Company has not exercised its purchase right.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) and (b) The financial statements of the businesses acquired in the JPS Automotive Acquisition and the pro forma financial information relative to such acquisition are not included in this Report on Form 8-K and will be filed by amendment not later than February 24, 1997 (which is 60 days after the date that the initial Report on Form 8-K with respect to such acquisitions was required to be filed).

     The Perstorp Acquisition did not meet the significant subsidiary requirements of Rule 1.02(w) of Regulation S-X. Accordingly, financial statements and pro forma financial data for the Perstorp Acquisition have not been provided.

     (c) The exhibits furnished in connection with this Report are as follows:

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   Exhibit
   Number         Description

     2.1 Equity Purchase Agreement by and among JPSGP, Inc., Foamex - JPS Automotive L.P. and Collins & Aikman Products Co. dated August 28, 1996 is hereby incorporated by reference to Exhibit
                  2.1 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended July 27, 1996.

     2.2 Amendment No. 1 to Equity Purchase Agreement by and among JPSGP, Inc., Foamex - JPS Automotive L.P., Foamex International Inc. and Collins & Aikman Products Co. dated as of December 11, 1996.

     2.3          Equity Purchase Agreement by and among Seiren U.S.A.
                  Corporation, Seiren Automotive Textile Corporation, Seiren Co., Ltd. and Collins & Aikman Products Co. dated December 11, 1996.

     2.4 Acquisition Agreement between Perstorp A.B. and Collins & Aikman Products Co. dated December 11, 1996.

     2.5 Agreement among Perstorp A.B., Perstorp GmbH, Perstorp Biotec A.B. and Collins & Aikman Products Co. dated December 11, 1996.

     2.6 Shareholders Agreement among Collins & Aikman Products Co., Collins & Aikman Europe, Inc., Perstorp GmbH, Perstorp A.B., Perstorp Biotec A.B., Perstorp Components N.V. and Perstorp Components A.B., dated December 11, 1996.

     2.7 Acquisition Agreement dated as of December 9, 1996 among Collins & Aikman Products Co., Collins & Aikman Floor Coverings Group, Inc., Collins & Aikman Floor Coverings, Inc., CAF Holdings, Inc. and CAF Acquisition Corp.

     4.1 Amended and Restated Credit Agreement, dated as of June 3, 1996, among Collins & Aikman Products Co., as Borrower, Collins & Aikman Canada Inc., as Canadian Borrower, Collins & Aikman Corporation, as Guarantor, the lenders named therein, Bank of America N.T.S.A. and NationsBank, N.A., as Managing Agents, and Chemical Bank, as Administrative Agent, is hereby incorporated by Reference to Exhibit 4.1 of Collins & Aikman Corporation's current Report on Form 8-K dated June 7, 1996.

     4.2. Amendment, dated as of December 5, 1996, to the Amended and Restated Credit Agreement, dated as of June 3, 1996, among Collins & Aikman Products Co., as Borrower, Collins & Aikman Canada Inc., as Borrower, Collins & Aikman Corporation, as Guarantor, the Lenders parties thereto, and The Chase Manhattan Bank, as Administrative Agent, is hereby incorporated by reference to Exhibit 4.5 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended October 26, 1996.

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     4.3.         Credit Agreement, dated as of December 5, 1996, among Collins
                  & Aikman Products Co., as Borrower, Collins & Aikman Corporation, as Guarantor, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent, is hereby incorporated by reference to Exhibit 4.6 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended October 26, 1996.

     4.4 Indenture dated as of June 28, 1994, between JPS Automotive Products Corp. and Shawmut Bank Connecticut, N.A., as trustee, is hereby incorporated by reference to Exhibit 4.2 to JPS Automotive Products Corp.'s Registration Statement on Form S-1, Registration No. 33-75510.

     4.5 First Supplemental Indenture, dated as of October 5, 1994, by and among JPS Automotive Products Corp., JPS Automotive L.P., and Shawmut Bank Connecticut, N.A., is hereby incorporated herein by reference to Exhibit 4.48A to JPS Automotive L.P.'s and JPS Automotive Products Corp.'s Report on Form 10-Q for the fiscal quarter ended October 2, 1994.

     99.1         Press Release dated December 10, 1996.

     99.2         Press Release dated December 11, 1996.

     99.3         Press Release dated December 11, 1996.








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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        COLLINS & AIKMAN CORPORATION

                                        (Registrant)

Date: December 19, 1996                   By: /s/ J. Michael Stepp

                                              J. Michael Stepp
                                              Executive Vice President
                                              & Chief Financial Officer


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